 Exhibit 99.1

Republic Bancorp, Inc.’s Third Quarter Net Income from Continuing Operations Increases 7%

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 18, 2019--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company of Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report third quarter net income from continuing operations of $17.5 million, a 7% increase over the third quarter of 2018, resulting in Diluted Earnings per Class A Common Share (“Diluted EPS”) from continuing operations of $0.83. Year-to-date net income from continuing operations was $63.0 million, which is a 10% increase from the same period in 2018. The Company’s return on average assets (“ROA”) and return on average equity (“ROE”) was 1.58% and 12.11% for the first nine months of 2019.

Steve Trager, Chairman & CEO of Republic commented, “With $2.8 million of primarily nonrecurring tax benefits recorded during the third quarter of 2018 reducing comparability of our quarterly and year-to-date net income metrics, we have benchmarked our 2019 results using pre-tax net income. In addition, the July 2019 sale announcement by the Company of four banking centers created a discontinued operations reporting requirement for these units. As a result, we view our pre-tax net income from continuing operations to be more reflective of our true operating performance for the third quarters and nine months ended September 30, 2019 and 2018.

“As it relates to our pre-tax net income from continuing operations, we are excited about these results. Overall pre-tax net income from continuing operations increased to $21.7 million for the third quarter of 2019, an increase of 20% over the third quarter of 2018. Healthy growth in net interest income, a strong increase in mortgage banking income, and a positive reduction in provision for loan losses within the Republic Processing Group drove the overall results for the quarter,” concluded Steve Trager.

The following table highlights Republic’s financial performance for the third quarters and nine months ended September 30, 2019 and 2018:

	Total Company Financial Performance Highlights
	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
(dollars in thousands, except per share data)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change

Income Before Income Tax Expense*:
Continuing Operations	$21,660	$18,037	$3,623	20%	$77,543	$70,593	$6,950	10%
Discontinued Operations	1,073	1,172	(99)	(8)	3,349	3,342	7	—
Total Income Before Income Tax Expense	$22,733	$19,209	$3,524	18	$80,892	$73,935	$6,957	9

Net Income*:
Continuing Operations	$17,457	$16,322	$1,135	7%	$63,030	$57,537	$5,493	10%
Discontinued Operations	951	1,089	(138)	(13)	2,901	3,009	(108)	(4)
Total Net Income	$18,408	$17,411	$997	6	$65,931	$60,546	$5,385	9

Diluted EPS**:
Continuing Operations	$0.83	$0.78	$0.05	6%	$3.01	$2.76	$0.25	9%
Discontinued Operations	0.05	0.05	0.00	—	0.14	0.14	(0.00)	—
Diluted EPS	$0.88	$0.83	$0.05	6	$3.15	$2.90	$0.25	9

Return on Average Assets	1.29%	1.37%	NA	(6)%	1.58%	1.57%	NA	1%
Return on Average Equity	9.92	10.31	NA	(4)	12.11	12.23	NA	(1)

NA – Not applicable *See segment-level data below **Diluted EPS = Diluted Earnings per Class A Common Share

Results of Operations for the Third Quarter of 2019 Compared to the Third Quarter of 2018

The following tables present segment-level pre-tax and after-tax net income results for the third quarters and nine months ended September 30, 2019 and 2018:

	INCOME BEFORE INCOME TAX EXPENSE
(dollars in thousands)	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
Reportable Segment	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change

Traditional Banking	$12,471	$11,804	$667	6%	$33,238	$31,628	$1,610	5%
Warehouse Lending	2,744	3,774	(1,030)	(27)	7,427	9,588	(2,161)	(23)
Mortgage Banking	1,705	546	1,159	212	3,354	764	2,590	339
Core Banking from Continuing Operations	16,920	16,124	796	5	44,019	41,980	2,039	5
Tax Refund Solutions	(281)	(1,251)	970	78	18,223	17,662	561	3
Republic Credit Solutions	5,021	3,164	1,857	59	15,301	10,951	4,350	40
Republic Processing Group from Continuing Operations	4,740	1,913	2,827	148	33,524	28,613	4,911	17
Total Company from Continuing Operations	21,660	18,037	3,623	20	77,543	70,593	6,950	10
Discontinued Operations	1,073	1,172	(99)	(8)	3,349	3,342	7	—
Total Company	$22,733	$19,209	$3,524	18	$80,892	$73,935	$6,957	9

	NET INCOME
(dollars in thousands)	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
Reportable Segment	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change

Traditional Banking	$10,349	$10,921	$(572)	(5)%	$28,933	$27,055	$1,878	7%
Warehouse Lending	2,127	2,910	(783)	(27)	5,756	7,395	(1,639)	(22)
Mortgage Banking	1,347	432	915	212	2,650	604	2,046	339
Core Banking from Continuing Operations	13,823	14,263	(440)	(3)	37,339	35,054	2,285	7
Tax Refund Solutions	(214)	(452)	238	53	13,972	13,998	(26)	—
Republic Credit Solutions	3,848	2,511	1,337	53	11,719	8,485	3,234	38
Republic Processing Group from Continuing Operations	3,634	2,059	1,575	76	25,691	22,483	3,208	14
Total Company from Continuing Operations	17,457	16,322	1,135	7	63,030	57,537	5,493	10
Discontinued Operations	951	1,089	(138)	(13)	2,901	3,009	(108)	(4)
Total Company	$18,408	$17,411	$997	6	$65,931	$60,546	$5,385	9

Core Bank(1) – While third quarter 2019 Core Bank net income from continuing operations declined by 3% from the third quarter of 2018 due primarily to the previously mentioned tax benefits recorded during the third quarter of 2018, Core Bank pre-tax net income from continuing operations increased a solid 5% over the third quarter of 2018. Benefits from continued growth in net interest income and strong mortgage banking income, partially offset by increases in provision for loan losses (“Provision”) and noninterest expense, drove the overall increase in pre-tax net income from continuing operations.

Driven by 12% growth in average loan balances, Core Bank net interest income from continuing operations grew $2.2 million, or 5%, for the third quarter of 2019. The benefit to net interest income resulting from the strong loan growth was partially offset by compression within the Core Bank’s net interest margin.

The following tables present the overall changes in the Core Bank’s net interest income, net interest margin, as well as average and period-end loan balances by reportable segment:

	Net Interest Income			Net Interest Margin
(dollars in thousands)	Three Months Ended Sep. 30,			Three Months Ended Sep. 30,
Reportable Segment	2019	2018	Change	2019	2018	Change

Traditional Banking*	$41,334	$39,083	$2,251	3.77%	3.83%	(0.06)%
Warehouse Lending	4,329	4,414	(85)	2.30	3.26	(0.96)
Mortgage Banking*	212	133	79	NM	NM	NM
Total Core Bank from Continuing Operations	45,875	43,630	2,245	3.56	3.77	(0.21)
Discontinued Operations	1,545	1,572	(27)	3.50	3.54	(0.04)
Total Core Bank	$47,420	$45,202	$2,218	3.56	3.76	(0.20)

*Includes loans held for sale NM – Not meaningful

	Average Loan Balances				Period-End Loan Balances
(dollars in thousands)	Three Months Ended Sep. 30,				Sep. 30,
Reportable Segment	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change

Traditional Banking*	$3,581,744	$3,336,633	$245,111	7%	$3,590,469	$3,361,158	$229,311	7%
Warehouse Lending	752,089	541,592	210,497	39	973,588	560,814	412,774	74
Mortgage Banking*	17,500	8,763	8,737	100	32,739	7,862	24,877	316
Total Core Bank from Continuing Operations	4,351,333	3,886,988	464,345	12	4,596,796	3,929,834	666,962	17
Discontinued Operations	128,187	128,190	(3)	—	130,770	129,257	1,513	1
Total Core Bank	$4,479,520	$4,015,178	$464,342	12	$4,727,566	$4,059,091	$668,475	16

*Includes loans held for sale

The primary drivers of the changes in the Core Bank’s net interest income from continuing operations for the third quarter of 2019, as compared to the third quarter of 2018, were as follows:

Traditional Banking

Driven by growth in average loan balances of $245 million, or 7%, partially offset by net interest margin compression of six basis points, net interest income from continuing operations at the Traditional Banking segment increased $2.3 million, or 6%, over the third quarter of 2018. The primary contributors for the increase in the quarter-over-quarter average loan balances were commercial real estate loans, which grew $94 million, and commercial and industrial loans, which grew $83 million.

The quarter-over-quarter margin compression within the Traditional Banking segment primarily reflected the negative impact of the flat, and in some instances, inverted U.S. Treasury yield curve during 2019 in which short-term and long-term U.S. Treasury yields remained similar to each other. As is generally the case with all banks, the Traditional Bank’s asset yields and liability funding costs are substantially determined by the shape of the U.S. Treasury yield curve. As a result, the flat or inverted yield curve continued to place market-based pressure on the Traditional Bank during the quarter thus raising the overall cost of its funding liabilities, which are generally tied to short-term market rates. Concurrently, the Traditional Bank also continued to experience market-based pressures during the quarter to reduce its new loan yields, which are generally tied to longer-term rates. Management expects margin compression challenges to remain in the future as long as the overall U.S. Treasury yield curve remains flat or inverted.

Warehouse Lending

Despite a significant increase in average outstanding Warehouse Lending balances during the third quarter of 2019 compared to the third quarter of 2018, on-going margin compression in the Warehouse segment’s net interest margin during the same period drove an $85,000 decrease in its net interest income. The following factors led to the overall changes in the Warehouse segment’s net interest income and net interest margin:

  Pricing pressure to the Bank on Warehouse lines of credit resulting from the negative impact of an inverted yield curve to the Bank’s Warehouse clients primarily drove the 96-basis-point compression in the Warehouse segment’s net interest margin.
  A sharp decline in long-term fixed mortgage rates increased Warehouse clients’ usage of their Bank lines of credit, driving average outstanding Warehouse balances from $542 million during the third quarter of 2018 to $752 million during the third quarter of 2019.
  Through the Company’s internal funds-transfer-pricing (“FTP) process, the Traditional Banking segment charges or credits other segments based on prevailing market rates for funds utilized by loans or provided by deposits. Through this FTP process, the Warehouse segment experienced an approximate $300,000 decrease in FTP income credit during the quarter as a result of a $52 million decline in average noninterest-bearing deposit balances within the segment. Substantially all of the decline in average noninterest-bearing balances was related to one large escrow account that exited the Bank in the fourth quarter of 2018.

The Core Bank’s Provision increased to $2.0 million for the third quarter of 2019 from $474,000 for the same period in 2018. The difference in the Provision between the two periods primarily reflected the partial charge-off of one large commercial-related loan that defaulted during the third quarter of 2019.

The table below presents the Core Bank’s credit quality metrics:

	Quarters Ended:			Years Ended:
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
Core Banking Credit Quality Ratios	2019	2019	2019	2018	2017	2016

Nonperforming loans to total loans	0.45%	0.45%	0.38%	0.41%	0.37%	0.44%

Nonperforming assets to total loans (including OREO)	0.45	0.47	0.38	0.41	0.37	0.48

Delinquent loans to total loans (2)	0.30	0.29	0.19	0.23	0.22	0.19

Net charge-offs to average loans	0.15	0.04	0.04	0.06	0.04	0.05
(Quarterly rates annualized)

OREO = Other Real Estate Owned

Core Bank noninterest income from continuing operations was $10.7 million during the third quarter of 2019, a $1.9 million, or 21%, increase from the $8.9 million achieved during the third quarter of 2018. Driving the increase in noninterest income was a $1.7 million rise in mortgage banking income, which resulted from a $75 million increase in secondary market loans originated from period to period combined with a $40 million increase in the Bank’s pipeline of secondary market loans in process from September 30, 2018 to September 30, 2019. A sharp decline in long-term mortgage rates during the previous nine months, combined with the Bank’s continued investments in mortgage resources, contributed to the increased quarter-over-quarter mortgage activity.

Core Bank noninterest expense from continuing operations increased $1.8 million, or 5%, during the third quarter of 2019 compared to the third quarter of 2018 resulting primarily from a $1.3 million, or 7%, increase in salaries and benefits expense. Annual merit increases, as well as, the addition of 60 Core Bank full-time-equivalent employees (“FTEs”) from September 30, 2018 to September 30, 2019 primarily drove the increase.

The Core Bank’s noninterest expense during the third quarter of 2019 was positively impacted by a $349,000 reduction in FDIC insurance costs. Because the FDIC’s Deposit Insurance Fund (“DIF”) exceeded a reserve ratio of 1.38% by June 30, 2019, the Bank was able to apply its Small Bank Assessment Credits against its most recent FDIC insurance premium payment.

Republic Processing Group(3)

The Republic Processing Group (“RPG”) reported pre-tax net income from continuing operations of $4.7 million for the third quarter of 2019 compared to $1.9 million for the same period in 2018. The positive increase in pre-tax net income at RPG for the quarter can be further segmented by a $1.9 million increase in pre-tax net income from continuing operations for Republic Credit Solutions (“RCS”), and a $970,000 positive swing in pre-tax net loss from continuing operations for Tax Refund Solutions (“TRS”).

RCS’s increase in pre-tax net income from continuing operations was primarily driven by a $1.6 million reduction in Provision expense resulting from lower Provisions of $1.2 million and $459,000 for RCS’s line-of-credit product and its discontinued credit card product, respectively. The overall improvement in the Provision for the line-of-credit product was driven by a decline in its annualized historical loss rate combined with a year-to-year decrease in average outstanding balances. The decrease in losses within the RCS credit-card portfolio was due to the discontinuance of the program, effective January 2019.

Within TRS, a positive change in Provision expense from a net credit of $1.0 million during the third quarter of 2018 to a net credit of $2.0 million during the third quarter of 2019 drove the segment’s overall positive swing in net income. These credits to the Provision primarily reflected recoveries on Easy Advance (“EA”) loans charged off during the first half of the year. While TRS experienced a higher rate of EAs charged-off from January 1, 2019 to June 30, 2019 than the comparable six months in 2018, it also experienced a higher rate of EA recoveries during the third quarter of 2019 than during the third quarter of 2018.

With the third quarter EA paydowns, the percent of unpaid EAs to total EAs originated was 2.91% at September 30, 2019. This compares to 2.64% at September 30, 2018, a difference of 27 basis points. By comparison, the unpaid EA percentage was 5.84% at March 31, 2019, compared to 4.49% at March 31, 2018, representing a difference of 135 basis points. With all unpaid EAs having been charged off as of June 30, 2019, any EA payments received during the fourth quarter of 2019 will continue to represent recovery credits directly to income.

Discontinued Operations – Agreement to Sell Four Banking Centers(4)

In July 2019, the Bank entered into a definitive agreement to sell its four banking centers located in the Kentucky cities of Owensboro, Elizabethtown and Frankfort to Limestone Bank (“Limestone”), a subsidiary of Limestone Bancorp, Inc. The agreement provides that Limestone will acquire loans, with balances of approximately $131 million as of September 30, 2019, and assume deposits with balances of approximately $142 million as of the same date, associated with the four banking centers. The $131 million of loan balances to be sold include approximately $20 million of additional loans, primarily mortgage-related, that Republic and Limestone have further agreed to include in the transaction since the date of the original announcement and have been reduced by approximately $965,000 of credit card balances that Republic and Limestone have agreed to remove from the transaction.

In addition to the sale of loans and assumption of deposits, Limestone will also acquire substantially all of the fixed assets of these locations, which had a book value of $1.3 million as of September 30, 2019. Based on the September 30, 2019 deposits, the all-in blended premium for the transaction is expected to be near 6% of the total deposits transferred. The final calculated premium will be primarily based on the trailing 10-day average amount of the deposits as of the closing date, as well as the branch location for the deposits. The transaction is subject to customary closing conditions and is anticipated to be completed in the fourth quarter of 2019.

Total Company Income Taxes

The comparability of the Company’s performance metrics for the third quarters and nine months ending September 30, 2019 and 2018 was impacted by additional federal income tax benefits of approximately $2.8 million recorded during the third quarter of 2018 as part of Company’s preparation of its fiscal-year 2017 federal tax return. Approximately $2.6 million of those benefits was considered nonrecurring. The specifics of these federal income tax benefits are outlined in the following two paragraphs.

During the third quarter of 2018, the Company completed two separate studies and a tax-accounting-method change that positively impacted income taxes for its 2017 federal tax return and amended filings dating back to fiscal year 2014. As it relates to the two separate studies, the Company recorded benefits for both a fixed asset cost-segregation study and a Research and Development (“R&D”) tax-credit study. The R&D tax-credit study resulted in the recognition of R&D credits dating back to 2014. Due to the innovative nature of its business operations, the Company is optimistic that it will continue to qualify for a portion of these federal tax credits annually into the future. The Company also recorded a nonrecurring tax benefit as a result of a cost-segregation study that assigned revised tax lives to select fixed assets based on a detailed engineering-based analysis. The more detailed classification of fixed assets allowed the Company a large one-time recognition of additional depreciation expense for its 2017 federal tax return at a 35% income tax rate, as opposed to the Tax Cuts and Jobs Act rate of 21% it previously expected to receive for these deductions in the future.

In addition to the two studies, the Company also filed for an automatic change in accounting method in combination with its 2017 federal tax return related to the immediate recognition of loan origination costs for income tax purposes, as opposed to the amortization of those costs over the life of the loan. The Company estimates that the $2.8 million benefit of all three of these distinct tax-related items also increased its third quarter 2018 Diluted EPS by $0.13, ROA by 22 basis points, and ROE by 168 basis points.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 45 full-service banking centers and two loan production offices throughout five states: 32 banking centers in 11 Kentucky communities - Covington, Crestview Hills, Elizabethtown, Florence, Frankfort, Georgetown, Lexington, Louisville, Owensboro, Shelbyville, and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville, and New Albany; seven banking centers in six Florida communities (Tampa MSA) – Largo, Port Richey, St. Petersburg, Seminole, Tampa, and Temple Terrace and one loan production office in Oldsmar; two banking centers in Tennessee (Nashville MSA) – Cool Springs (Franklin) and Green Hills (Nashville), and one loan production office in Brentwood; and one banking center in Norwood (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Bank also offers separately branded, nation-wide digital banking at www.mymemorybank.com. The Company has $6.1 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here. ®

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement resulting from changes in interest rates, the yield curve, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the ability to recover previously charged-off Easy Advances, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Actual results could differ materially based upon factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2018 and Quarterly Report on Form 10-Q for the period ended June 30, 2019. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
Third Quarter 2019 Earnings Release
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Sep. 30, 2019	Dec. 31, 2018	Sep. 30, 2018
Assets:
Cash and cash equivalents	$397,072	$351,474	$365,512
Investment securities	638,697	543,771	513,766
Loans held for sale	51,243	21,809	28,899
Loans of discontinued operations (4)	130,770	123,119	129,257
Loans	4,664,054	4,025,108	4,006,938
Allowance for loan and lease losses	(46,932)	(44,675)	(43,824)
Loans, net	4,617,122	3,980,433	3,963,114
Federal Home Loan Bank stock, at cost	32,242	32,067	32,067
Premises and equipment, net	46,735	44,820	45,945
Right-of-use assets (5)	36,051	—	—
Goodwill	16,300	16,300	16,300
Other real estate owned ("OREO")	119	160	70
Bank owned life insurance ("BOLI")	66,037	64,883	64,491
Other assets and accrued interest receivable	71,259	61,568	62,933
Total assets	$6,103,647	$5,240,404	$5,222,354

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,031,553	$968,031	$1,065,459
Interest-bearing	2,703,199	2,348,128	2,357,926
Deposits of discontinued operations (4)	142,384	139,986	143,300
Total deposits	3,877,136	3,456,145	3,566,685

Securities sold under agreements to repurchase and other short-term borrowings	167,949	182,990	163,768
Operating lease liabilities (5)	37,391	—	—
Federal Home Loan Bank advances	1,170,000	810,000	715,000
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	65,484	60,095	58,851
Total liabilities	5,359,200	4,550,470	4,545,544

Stockholders' equity	744,447	689,934	676,810
Total liabilities and stockholders' equity	$6,103,647	$5,240,404	$5,222,354

Average Balance Sheet Data
	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2019	2018	2019	2018
Assets:
Federal funds sold and other interest-earning deposits	$302,156	$265,111	$296,474	$274,773
Investment securities, including FHLB stock	547,281	530,468	541,739	529,731
Loans, including loans held for sale and of discontinued operations	4,606,139	4,112,926	4,430,518	4,095,901
Total interest-earning assets	5,455,576	4,908,505	5,268,731	4,900,405
Total assets	5,711,636	5,101,286	5,557,116	5,150,774

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits, including those of discontinued operations	$1,065,904	$1,076,967	$1,140,355	$1,180,187
Interest-bearing deposits, including those of discontinued operations	2,833,632	2,476,088	2,684,825	2,434,407
Securities sold under agreements to
repurchase and other short-term borrowings	246,889	213,195	232,949	216,070
Federal Home Loan Bank advances	690,457	574,130	638,237	571,136
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	3,812,218	3,304,653	3,597,251	3,262,853
Stockholders' equity	742,176	675,470	726,019	660,179

Republic Bancorp, Inc. Financial Information
Third Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2019	2018	2019	2018

Total interest income (6)	$65,514	$58,490	$208,571	$186,090
Total interest expense	11,573	7,029	31,636	18,729
Net interest income	53,941	51,461	176,935	167,361

Provision for loan and lease losses	3,014	4,038	24,510	26,145

Noninterest income:
Service charges on deposit accounts	3,499	3,337	9,917	10,005
Net refund transfer fees	317	149	21,046	19,974
Mortgage banking income	3,063	1,357	7,008	3,685
Interchange fee income	2,761	2,514	8,255	7,608
Program fees	1,317	1,686	3,428	4,705
Increase in cash surrender value of BOLI	394	385	1,153	1,135
Net gains on OREO	267	248	487	700
Other	777	1,285	2,617	4,024
Total noninterest income	12,395	10,961	53,911	51,836

Noninterest expense:
Salaries and employee benefits	24,462	22,489	74,083	68,461
Occupancy and equipment, net	6,415	6,115	19,144	18,408
Communication and transportation	994	1,038	3,178	3,639
Marketing and development	1,420	1,420	3,776	3,583
FDIC insurance expense	(8)	353	716	1,205
Bank franchise tax expense	899	678	4,264	3,992
Data processing	2,305	2,308	6,542	7,041
Interchange related expense	1,051	1,045	3,435	2,974
Supplies	286	306	1,333	977
Other real estate owned and other repossession expense	130	2	324	63
Legal and professional fees	1,026	936	2,757	2,699
Other	2,682	3,657	9,241	9,417
Total noninterest expense	41,662	40,347	128,793	122,459

Income from continuing operations before income tax expense	21,660	18,037	77,543	70,593
Income tax expense	4,203	1,715	14,513	13,056
Net income from continuing operations	17,457	16,322	63,030	57,537
Net income from discontinued operations, net of tax (4)	951	1,089	2,901	3,009
Net income	$18,408	$17,411	$65,931	$60,546

Republic Bancorp, Inc. Financial Information
Third Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2019	2018	2019	2018
Per Share Data:

Basic weighted average shares outstanding	21,036	20,962	21,014	20,950
Diluted weighted average shares outstanding	21,137	21,120	21,132	21,093

Period-end shares outstanding:
Class A Common Stock	18,744	18,682	18,744	18,682
Class B Common Stock	2,208	2,213	2,208	2,213

Book value per share (7)	$35.53	$32.39	$35.53	$32.39
Tangible book value per share (7)	34.47	31.34	34.47	31.34

Earnings per share ("EPS") from continuing operations:
Basic EPS - Class A Common Stock	$0.83	$0.79	$3.03	$2.78
Basic EPS - Class B Common Stock	0.76	0.72	2.76	2.52
Diluted EPS - Class A Common Stock	0.83	0.78	3.01	2.76
Diluted EPS - Class B Common Stock	0.76	0.71	2.74	2.51

Earnings per share from discontinued operations (4):
Basic EPS - Class A Common Stock	$0.05	$0.05	$0.14	$0.14
Basic EPS - Class B Common Stock	0.04	0.04	0.12	0.13
Diluted EPS - Class A Common Stock	0.05	0.05	0.14	0.14
Diluted EPS - Class B Common Stock	0.04	0.05	0.13	0.13

Earnings per share - Total:
Basic EPS - Class A Common Stock	$0.88	$0.84	$3.17	$2.92
Basic EPS - Class B Common Stock	0.80	0.76	2.88	2.65
Diluted EPS - Class A Common Stock	0.88	0.83	3.15	2.90
Diluted EPS - Class B Common Stock	0.80	0.76	2.87	2.64

Cash dividends declared per Common share:
Class A Common Stock	$0.264	$0.242	$0.792	$0.726
Class B Common Stock	0.240	0.220	0.720	0.660

Performance Ratios:

Return on average assets	1.29%	1.37%	1.58%	1.57%
Return on average equity	9.92	10.31	12.11	12.23
Efficiency ratio (8)	63	65	56	56
Yield on average interest-earning assets (6)	4.99	4.98	5.48	5.26
Cost of average interest-bearing liabilities	1.32	0.98	1.28	0.88
Cost of average deposits (9)	0.82	0.51	0.76	0.44
Net interest spread (6)	3.67	4.00	4.20	4.38
Net interest margin - Total Company (6)	4.07	4.32	4.60	4.67
Net interest margin - Core Bank (1)	3.56	3.76	3.63	3.65

Other Information:

End of period FTEs (10) - Total Company	1,093	1,034	1,093	1,034
End of period FTEs - Core Bank	1,013	953	1,013	953
Number of full-service banking centers (11)	45	45	45	45

Republic Bancorp, Inc. Financial Information
Third Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios	As of and for the		As of and for the
	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2019	2018	2019	2018
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$20,574	$17,015	$20,574	$17,015
Loans past due 90-days-or-more and still on accrual	175	254	175	254
Total nonperforming loans	20,749	17,269	20,749	17,269
OREO	119	70	119	70
Total nonperforming assets	$20,868	$17,339	$20,868	$17,339

Nonperforming Assets - Core Bank (1):
Loans on nonaccrual status	$20,574	$17,015	$20,574	$17,015
Loans past due 90-days-or-more and still on accrual	—	5	—	5
Total nonperforming loans	20,574	17,020	20,574	17,020
OREO	119	70	119	70
Total nonperforming assets	$20,693	$17,090	$20,693	$17,090

Delinquent loans:
Delinquent loans - Core Bank	$13,496	$11,840	$13,496	$11,840
Delinquent loans - RPG (3)	6,876	5,986	6,876	5,986
Total delinquent loans - Total Company	$20,372	$17,826	$20,372	$17,826

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.44%	0.43%	0.44%	0.43%
Nonperforming assets to total loans (including OREO)	0.45	0.43	0.45	0.43
Nonperforming assets to total assets	0.34	0.33	0.34	0.33
Allowance for loan and lease losses to total loans	1.01	1.09	1.01	1.09
Allowance for loan and lease losses to nonperforming loans	226	254	226	254
Delinquent loans to total loans (2)	0.44	0.44	0.44	0.44
Net charge-offs to average loans (annualized)	0.19	0.52	0.68	0.52

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.45%	0.43%	0.45%	0.43%
Nonperforming assets to total loans (including OREO)	0.45	0.44	0.45	0.44
Nonperforming assets to total assets	0.35	0.33	0.35	0.33
Allowance for loan and lease losses to total loans	0.73	0.80	0.73	0.80
Allowance for loan and lease losses to nonperforming loans	163	185	163	185
Delinquent loans to total loans	0.30	0.30	0.30	0.30
Net charge-offs to average loans (annualized)	0.15	0.04	0.08	0.04

Republic Bancorp, Inc. Financial Information
Third Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018
Assets:
Cash and cash equivalents	$397,072	$473,779	$345,512	$351,474	$365,512
Investment securities	638,697	447,512	498,318	543,771	513,766
Loans held for sale	51,243	63,949	24,177	21,809	28,899
Loans of discontinued operations (4)	130,770	131,881	129,105	123,119	129,257
Loans	4,664,054	4,390,533	4,169,605	4,025,108	4,006,938
Allowance for loan and lease losses	(46,932)	(45,983)	(57,961)	(44,675)	(43,824)
Loans, net	4,617,122	4,344,550	4,111,644	3,980,433	3,963,114
Federal Home Loan Bank stock, at cost	32,242	32,242	29,965	32,067	32,067
Premises and equipment, net	46,735	44,199	43,527	44,820	45,945
Right-of-use assets (5)	36,051	37,450	38,738	—	—
Goodwill	16,300	16,300	16,300	16,300	16,300
Other real estate owned	119	1,095	216	160	70
Bank owned life insurance	66,037	65,642	65,265	64,883	64,491
Other assets and accrued interest receivable	71,259	64,535	63,001	61,568	62,933
Total assets	$6,103,647	$5,723,134	$5,365,768	$5,240,404	$5,222,354

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,031,553	$1,003,793	$1,141,764	$968,031	$1,065,459
Interest-bearing	2,703,199	2,557,127	2,485,240	2,348,128	2,357,926
Deposits of discontinued operations (4)	142,384	152,954	147,312	139,986	143,300
Total deposits	3,877,136	3,713,874	3,774,316	3,456,145	3,566,685

Securities sold under agreements to
repurchase and other short-term borrowings	167,949	226,002	173,168	182,990	163,768
Operating lease liabilities (5)	37,391	38,852	40,203	—	—
Federal Home Loan Bank advances	1,170,000	915,000	560,000	810,000	715,000
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	65,484	56,738	59,750	60,095	58,851
Total liabilities	5,359,200	4,991,706	4,648,677	4,550,470	4,545,544

Stockholders' equity	744,447	731,428	717,091	689,934	676,810
Total liabilities and stockholders' equity	$6,103,647	$5,723,134	$5,365,768	$5,240,404	$5,222,354

Average Balance Sheet Data
	Quarterly Comparison
	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018
Assets:
Federal funds sold and other interest-earning deposits	$302,156	$297,205	$289,928	$199,134	$265,111
Investment securities, including FHLB stock	547,281	514,366	563,752	579,429	530,468
Loans, including loans held for sale and of discontinued operations	4,606,139	4,424,905	4,256,673	4,092,004	4,112,926
Total interest-earning assets	5,455,576	5,236,476	5,110,353	4,870,567	4,908,505
Total assets	5,711,636	5,480,525	5,476,671	5,070,845	5,101,286

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits, including those of discontinued operations	$1,065,904	$1,098,817	$1,258,461	$1,050,236	$1,076,967
Interest-bearing deposits, including those of discontinued operations	2,833,632	2,588,836	2,629,765	2,477,962	2,476,088
Securities sold under agreements to
repurchase and other short-term borrowings	246,889	220,189	231,602	252,073	213,195
Federal Home Loan Bank advances	690,457	710,879	511,408	515,413	574,130
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	3,812,218	3,561,144	3,414,015	3,286,688	3,304,653
Stockholders' equity	742,176	728,723	706,833	687,156	675,470

Republic Bancorp, Inc. Financial Information
Third Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018

Total interest income (6)	$65,514	$62,982	$80,075	$60,195	$58,490
Total interest expense	11,573	10,688	9,375	7,573	7,029
Net interest income	53,941	52,294	70,700	52,622	51,461

Provision for loan and lease losses	3,014	4,362	17,134	5,130	4,038

Noninterest income:
Service charges on deposit accounts	3,499	3,348	3,070	3,307	3,337
Net refund transfer fees	317	3,629	17,100	55	149
Mortgage banking income	3,063	2,410	1,535	1,126	1,357
Interchange fee income	2,761	2,977	2,517	2,587	2,514
Program fees	1,317	1,037	1,074	1,520	1,686
Increase in cash surrender value of BOLI	394	377	382	392	385
Net gains on OREO	267	90	130	29	248
Other	777	715	1,125	572	1,285
Total noninterest income	12,395	14,583	26,933	9,588	10,961

Noninterest expense:
Salaries and employee benefits	24,462	24,952	24,669	21,423	22,489
Occupancy and equipment, net	6,415	6,311	6,418	6,299	6,115
Communication and transportation	994	1,040	1,144	1,104	1,038
Marketing and development	1,420	1,269	1,087	763	1,420
FDIC insurance expense	(8)	285	439	254	353
Bank franchise tax expense	899	898	2,467	832	678
Data processing	2,305	2,178	2,059	2,394	2,308
Interchange related expense	1,051	1,181	1,203	1,127	1,045
Supplies	286	571	476	439	306
OREO expense	130	148	46	31	2
Legal and professional fees	1,026	845	886	753	936
Other	2,682	2,876	3,683	2,715	3,657
Total noninterest expense	41,662	42,554	44,577	38,134	40,347

Income from continuing operations before income tax expense	21,660	19,961	35,922	18,946	18,037
Income tax expense	4,203	3,008	7,302	2,867	1,715
Net income from continuing operations	17,457	16,953	28,620	16,079	16,322
Net income from discontinued operations, net of tax (4)	951	1,054	896	1,227	1,089
Net income	$18,408	$18,007	$29,516	$17,306	$17,411

Republic Bancorp, Inc. Financial Information
Third Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios
	As of and for the Three Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018
Per Share Data:

Basic weighted average shares outstanding	21,036	21,016	20,973	20,975	20,962
Diluted weighted average shares outstanding	21,137	21,138	21,106	21,113	21,120

Period-end shares outstanding:
Class A Common Stock	18,744	18,740	18,698	18,675	18,682
Class B Common Stock	2,208	2,208	2,213	2,213	2,213

Book value per share (7)	$35.53	$34.92	$34.29	$33.03	$32.39
Tangible book value per share (7)	34.47	33.87	33.25	31.98	31.34

Earnings per share ("EPS") from continuing operations:
Basic EPS - Class A Common Stock	$0.83	$0.81	$1.37	$0.78	$0.79
Basic EPS - Class B Common Stock	0.76	0.74	1.25	0.71	0.72
Diluted EPS - Class A Common Stock	0.83	0.81	1.37	0.78	0.78
Diluted EPS - Class B Common Stock	0.76	0.74	1.25	0.71	0.71

Earnings per share from discontinued operations (4):
Basic EPS - Class A Common Stock	$0.05	$0.05	$0.05	$0.05	$0.05
Basic EPS - Class B Common Stock	0.04	0.05	0.04	0.05	0.04
Diluted EPS - Class A Common Stock	0.05	0.05	0.04	0.05	0.05
Diluted EPS - Class B Common Stock	0.04	0.04	0.03	0.04	0.05

Earnings per share - Total:
Basic EPS - Class A Common Stock	$0.88	$0.86	$1.42	$0.83	$0.84
Basic EPS - Class B Common Stock	0.80	0.79	1.29	0.76	0.76
Diluted EPS - Class A Common Stock	0.88	0.86	1.41	0.83	0.83
Diluted EPS - Class B Common Stock	0.80	0.78	1.28	0.75	0.76

Cash dividends declared per Common share:
Class A Common Stock	$0.264	$0.264	$0.264	$0.242	$0.242
Class B Common Stock	0.240	0.240	0.240	0.220	0.220

Performance Ratios:

Return on average assets	1.29%	1.31%	2.16%	1.37%	1.37%
Return on average equity	9.92	9.88	16.70	10.07	10.31
Efficiency ratio (8)	63	63	46	61	65
Yield on average interest-earning assets (6)	4.99	5.02	6.47	5.17	4.98
Cost of average interest-bearing liabilities	1.32	1.32	1.21	1.05	0.98
Cost of average deposits (9)	0.82	0.75	0.69	0.59	0.51
Net interest spread (6)	3.67	3.70	5.26	4.12	4.00
Net interest margin - Total Company (6)	4.07	4.12	5.66	4.46	4.32
Net interest margin - Core Bank (1)	3.56	3.62	3.76	3.85	3.76

Other Information:

End of period FTEs (10) - Total Company	1,093	1,089	1,073	1,051	1,034
End of period FTEs - Core Bank	1,013	1,012	997	968	953
Number of full-service banking centers (11)	45	45	45	45	45

Republic Bancorp, Inc. Financial Information
Third Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios
	As of and for the Three Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$20,574	$19,238	$15,361	$15,993	$17,015
Loans past due 90-days-or-more and still on accrual	175	166	199	145	254
Total nonperforming loans	20,749	19,404	15,560	16,138	17,269
OREO	119	1,095	216	160	70
Total nonperforming assets	$20,868	$20,499	$15,776	$16,298	$17,339

Nonperforming Assets - Core Bank (1):
Loans on nonaccrual status	$20,574	$19,238	$15,361	$15,993	$17,015
Loans past due 90-days-or-more and still on accrual	—	—	4	13	5
Total nonperforming loans	20,574	19,238	15,365	16,006	17,020
OREO	119	1,095	216	160	70
Total nonperforming assets	$20,693	$20,333	$15,581	$16,166	$17,090

Delinquent Loans:
Delinquent loans - Core Bank	$13,496	$12,524	$7,727	$8,875	$11,840
Delinquent loans - RPG (3) (12)	6,876	6,802	26,460	7,087	5,986
Total delinquent loans - Total Company	$20,372	$19,326	$34,187	$15,962	$17,826

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.44%	0.44%	0.37%	0.40%	0.43%
Nonperforming assets to total loans (including OREO)	0.45	0.47	0.38	0.40	0.43
Nonperforming assets to total assets	0.34	0.36	0.29	0.31	0.33
Allowance for loan and lease losses to total loans	1.01	1.05	1.39	1.11	1.09
Allowance for loan and lease losses to nonperforming loans	226	237	373	277	254
Delinquent loans to total loans (2) (12)	0.44	0.44	0.82	0.40	0.44
Net charge-offs to average loans (annualized)	0.19	1.49	0.19	0.42	0.52

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.45%	0.45%	0.38%	0.41%	0.43%
Nonperforming assets to total loans (including OREO)	0.45	0.47	0.38	0.41	0.44
Nonperforming assets to total assets	0.35	0.37	0.31	0.32	0.33
Allowance for loan and lease losses to total loans	0.73	0.77	0.78	0.80	0.80
Allowance for loan and lease losses to nonperforming loans	163	171	205	197	185
Delinquent loans to total loans	0.30	0.29	0.18	0.23	0.30
Net charge-offs to average loans (annualized)	0.15	0.04	0.04	0.12	0.04

Republic Bancorp, Inc. Financial Information
Third Quarter 2019 Earnings Release (continued)
Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and clients are similar.

As of September 30, 2019, the Company was divided into five reportable segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking, Tax Refund Solutions (“TRS”), and Republic Credit Solutions (“RCS”). Management considers the first three segments to collectively constitute “Core Bank” or “Core Banking” operations, while the last two segments collectively constitute Republic Processing Group (“RPG”) operations. The Bank’s Correspondent Lending channel and the Company’s national branchless banking platform, MemoryBank®, are considered part of the Traditional Banking segment.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Reportable Segment:	Nature of Operations:	Primary Drivers of Net Revenue:

Core Banking:

Traditional Banking

Provides traditional banking products to clients in its market footprint primarily via its network of banking centers and to clients outside of its market footprint primarily via its Digital and Correspondent Lending delivery channels.

Loans, investments, and deposits.

Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the United States.	Mortgage warehouse lines of credit.

Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans primarily to clients in the Bank's market footprint.	Loan sales and servicing.

Republic Processing Group:

Tax Refund Solutions

TRS offers tax-related credit products and facilitates the receipt and payment of federal and state tax refunds through Refund Transfer products. The RPS division of TRS offers general-purpose reloadable cards. TRS and RPS products are primarily provided to clients outside of the Bank’s market footprint.

Loans, refund transfers, and prepaid cards.

Republic Credit Solutions

Offers consumer credit products. RCS products are primarily provided to clients outside of the Bank’s market footprint, with a substantial portion of RCS clients considered subprime or near-prime borrowers.

Unsecured, consumer loans.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2018 Annual Report on Form 10-K. Republic evaluates segment performance using operating income. The Company allocates goodwill to the Traditional Banking segment. Republic generally allocates income taxes based on income before income tax expense unless reasonable and specific segment allocations can be made. The Company makes transactions among reportable segments at carrying value.

Republic Bancorp, Inc. Financial Information
Third Quarter 2019 Earnings Release (continued)
Segment information for the quarters and nine months ended September 30, 2019 and 2018 follows:

	Three Months Ended September 30, 2019
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$41,334	$4,329	$212	$45,875	$295	$7,771	$8,066	$53,941

Provision for loan and lease losses	1,416	620	—	2,036	(2,008)	2,986	978	3,014

Net refund transfer fees	—	—	—	—	317	—	317	317
Mortgage banking income	—	—	3,063	3,063	—	—	—	3,063
Program fees	—	—	—	—	122	1,195	1,317	1,317
Other noninterest income	7,686	(79)	67	7,674	24	—	24	7,698
Total noninterest income	7,686	(79)	3,130	10,737	463	1,195	1,658	12,395

Total noninterest expense	35,133	886	1,637	37,656	3,047	959	4,006	41,662

Income (loss) from continuing operations before income tax expense	12,471	2,744	1,705	16,920	(281)	5,021	4,740	21,660
Income tax expense (benefit)	2,122	617	358	3,097	(67)	1,173	1,106	4,203
Net income (loss) from continuing operations	10,349	2,127	1,347	13,823	(214)	3,848	3,634	17,457
Net income from discontinued operations, net of tax (4)	951	—	—	951	—	—	—	951
Net income (loss)	$11,300	$2,127	$1,347	$14,774	$(214)	$3,848	$3,634	$18,408

Period-end assets	$4,960,737	$973,716	$40,209	$5,974,662	$24,296	$104,689	$128,985	$6,103,647

Net interest margin - Continuing Operations	3.77%	2.30%	NM	3.56%	NM	NM	NM	4.09%
Net interest margin - Discontinued Operations	3.50	NA	NM	3.50	NM	NM	NM	3.50
Net interest margin	3.76	2.30	NM	3.56	NM	NM	NM	4.07

Net-revenue concentration*	74%	6%	5%	85%	1%	14%	15%	100%

	Three Months Ended September 30, 2018
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$39,083	$4,414	$133	$43,630	$113	$7,718	$7,831	$51,461

Provision for loan and lease losses	657	(183)	—	474	(1,028)	4,592	3,564	4,038

Net refund transfer fees	—	—	—	—	149	—	149	149
Mortgage banking income	—	—	1,357	1,357	—	—	—	1,357
Program fees	—	—	—	—	93	1,593	1,686	1,686
Other noninterest income	7,360	11	127	7,498	22	249	271	7,769
Total noninterest income	7,360	11	1,484	8,855	264	1,842	2,106	10,961

Total noninterest expense	33,982	834	1,071	35,887	2,656	1,804	4,460	40,347

Income (loss) from continuing operations before income tax expense	11,804	3,774	546	16,124	(1,251)	3,164	1,913	18,037
Income tax expense (benefit)	883	864	114	1,861	(799)	653	(146)	1,715
Net income (loss) from continuing operations	10,921	2,910	432	14,263	(452)	2,511	2,059	16,322
Net income from discontinued operations, net of tax (4)	1,089	—	—	1,089	—	—	—	1,089
Net income (loss)	$12,010	$2,910	$432	$15,352	$(452)	$2,511	$2,059	$17,411

Period-end assets	$4,537,971	$561,625	$13,251	$5,112,847	$15,991	$93,516	$109,507	$5,222,354

Net interest margin - Continuing Operations	3.83%	3.26%	NM	3.77%	NM	NM	NM	4.35%
Net interest margin - Discontinued Operations	3.54	NA	NM	3.54	NM	NM	NM	3.54
Net interest margin	3.82	3.26%	NM	3.76	NM	NM	NM	4.32

Net-revenue concentration*	74%	7%	3%	84%	1%	15%	16%	100%
_____________________________________
*Net revenues represent total net interest income plus noninterest income.

Republic Bancorp, Inc. Financial Information
Third Quarter 2019 Earnings Release (continued)

	Nine Months Ended September 30, 2019
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$121,307	$11,181	$484	$132,972	$21,443	$22,520	$43,963	$176,935

Provision for loan and lease losses	2,837	1,262	—	4,099	11,818	8,593	20,411	24,510

Net refund transfer fees	—	—	—	—	21,046	—	21,046	21,046
Mortgage banking income	—	—	7,008	7,008	—	—	—	7,008
Program fees	—	—	—	—	318	3,110	3,428	3,428
Other noninterest income	21,409	(56)	173	21,526	244	659	903	22,429
Total noninterest income	21,409	(56)	7,181	28,534	21,608	3,769	25,377	53,911

Total noninterest expense	106,641	2,436	4,311	113,388	13,010	2,395	15,405	128,793

Income from continuing operations before income tax expense	33,238	7,427	3,354	44,019	18,223	15,301	33,524	77,543
Income tax expense	4,305	1,671	704	6,680	4,251	3,582	7,833	14,513
Net income from continuing operations	28,933	5,756	2,650	37,339	13,972	11,719	25,691	63,030
Net income from discontinued operations, net of tax (4)	2,901	—	—	2,901	—	—	—	2,901
Net income	$31,834	$5,756	$2,650	$40,240	$13,972	$11,719	$25,691	$65,931

Period-end assets	$4,960,737	$973,716	$40,209	$5,974,662	$24,296	$104,689	$128,985	$6,103,647

Net interest margin - Continuing Operations	3.75%	2.49%	NM	3.65%	NM	NM	NM	4.62%
Net interest margin - Discontinued Operations	3.60	NA	NM	3.60	NM	NM	NM	3.60
Net interest margin	3.75	2.49	NM	3.63	NM	NM	NM	4.60

Net-revenue concentration*	62%	5%	3%	70%	19%	11%	30%	100%

	Nine Months Ended September 30, 2018
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$113,770	$12,169	$308	$126,247	$19,127	$21,987	$41,114	$167,361

Provision for loan and lease losses	2,039	88	—	2,127	11,473	12,545	24,018	26,145

Net refund transfer fees	—	—	—	—	19,974	—	19,974	19,974
Mortgage banking income	—	—	3,685	3,685	—	—	—	3,685
Program fees	—	—	—	—	276	4,429	4,705	4,705
Other noninterest income	21,121	30	222	21,373	1,212	887	2,099	23,472
Total noninterest income	21,121	30	3,907	25,058	21,462	5,316	26,778	51,836

Total noninterest expense	101,224	2,523	3,451	107,198	11,454	3,807	15,261	122,459

Income from continuing operations before income tax expense	31,628	9,588	764	41,980	17,662	10,951	28,613	70,593
Income tax expense	4,573	2,193	160	6,926	3,664	2,466	6,130	13,056
Net income from continuing operations	27,055	7,395	604	35,054	13,998	8,485	22,483	57,537
Net income from discontinued operations, net of tax (4)	3,009	—	—	3,009	—	—	—	3,009
Net income	$30,064	$7,395	$604	$38,063	$13,998	$8,485	$22,483	$60,546

Period-end assets	$4,537,971	$561,625	$13,251	$5,112,847	$15,991	$93,516	$109,507	$5,222,354

Net interest margin - Continuing Operations	3.72%	3.18%	NM	3.69%	NM	NM	NM	4.68%
Net interest margin - Discontinued Operations	3.44	NA	NM	3.44	NM	NM	NM	3.44
Net interest margin	3.71	3.18	NM	3.65	NM	NM	NM	4.67

Net-revenue concentration*	61%	6%	2%	69%	19%	12%	31%	100%
_____________________________________
*Net revenues represent total net interest income plus noninterest income.

Republic Bancorp, Inc. Financial Information
Third Quarter 2019 Earnings Release (continued)

(1)	“Core Bank” or “Core Banking” operations consist of the Traditional Banking, Warehouse Lending, and Mortgage Banking segments.

(2)

The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans. Depending on loan class, loan delinquency is determined by the number of days or the number of payments past due.

(3)	Republic Processing Group operations consist of the Tax Refund Solutions and Republic Credit Solutions segments.

(4)

The Bank’s sale of its Owensboro, Elizabethtown and Frankfort banking centers to Limestone Bank is expected to close during the fourth quarter of 2019. Loans and deposits projected to be sold to Limestone are reported on the Company’s balance sheets as loans of discontinued operations and deposits of discontinued operations. Income and expense items directly associated with banking centers to be sold are reported within the Company’s income statements as net income from discontinued operations, net of tax. All prior-period balance sheets and income statements have been re-presented to reflect the Company’s current intent to sell these banking centers. Amounts currently classified within discontinued items are subject to final settlement terms.

(5)

The Company adopted Accounting Standard Update 2016-02, effective January 1, 2019. ASU 2016-02 requires the Company, as lessee, to record the present value of its expected operating lease payments on its balance sheet as operating lease liabilities, with offsetting right-of-use assets for the respective leased property. Prior to January 1, 2019, operating leases were not recorded on a lessee’s balance sheet in this manner.

(6)

The amount of loan fee income can meaningfully impact total interest income, loan yields, net interest margin, and net interest spread. The amount of loan fee income included in total interest income was $9.1 million and $9.0 million for the quarters ended September 30, 2019 and 2018. The amount of loan fee income included in total interest income was $46.0 million and $44.4 million for the nine months ended September 30, 2019 and 2018.

The amount of loan fee income included in total interest income per quarter was as follows: $9.1 million (quarter ended September 30, 2019); $8.4 million (quarter ended June 30, 2019); $28.6 million (quarter ended March 31, 2019); $9.4 million (quarter ended December 31, 2018); and $9.0 million (quarter ended September 30, 2018).

Interest income for Easy Advances (“EAs”) is composed entirely of loan fees. The loan fees disclosed above included EA fees of $19.1 million and $17.8 million for the first nine months ended September 30, 2019 and 2018. EAs are only offered during the first two months of each year.

(7)

The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to tangible stockholders’ equity in accordance with applicable regulatory requirements, a non-GAAP disclosure. The Company provides the tangible book value per share, a non-GAAP measure, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(dollars in thousands, except per share data)	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018

Total stockholders' equity - GAAP (a)	$744,447	$731,428	$717,091	$689,934	$676,810
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	5,483	5,158	4,935	4,919	4,925
Less: Core deposit intangible	516	562	608	654	705
Tangible stockholders' equity - Non-GAAP (c)	$722,148	$709,408	$695,248	$668,061	$654,880

Total assets - GAAP (b)	$6,103,647	$5,723,134	$5,365,768	$5,240,404	$5,222,354
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	5,483	5,158	4,935	4,919	4,925
Less: Core deposit intangible	516	562	608	654	705
Tangible assets - Non-GAAP (d)	$6,081,348	$5,701,114	$5,343,925	$5,218,531	$5,200,424

Total stockholders' equity to total assets - GAAP (a/b)	12.20%	12.78%	13.36%	13.17%	12.96%
Tangible stockholders' equity to tangible assets - Non-GAAP (c/d)	11.87%	12.44%	13.01%	12.80%	12.59%

Number of shares outstanding (e)	20,952	20,948	20,911	20,888	20,895

Book value per share - GAAP (a/e)	$35.53	$34.92	$34.29	$33.03	$32.39
Tangible book value per share - Non-GAAP (c/e)	34.47	33.87	33.25	31.98	31.34
(8)

The efficiency ratio, a non-GAAP measure, equals total noninterest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gains (losses) on sales, calls, and impairment of investment securities, if applicable.

(9)	The cost of average deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average noninterest-bearing deposits.

(10)	FTEs – Full-time-equivalent employees. Company FTEs include those of continuing and discontinued operations.

(11)	Company banking centers include those of continuing and discontinued operations.

(12)

Delinquent loans for the RPG segment included $19 million of EAs at March 31, 2019. EAs are only offered during the first two months of each year. EAs do not have a contractual due date but are eligible for delinquency consideration three weeks after the taxpayer-customer’s tax return is submitted to the applicable tax authority. All unpaid EAs are charged-off by the end of the second quarter of each year.

NM – Not meaningful

Contacts

Republic Bancorp, Inc.
Kevin Sipes
Executive Vice President & Chief Financial Officer
(502) 560-8628